Exhibit 99.1

Cover

Special Report from Superstock Investor

Spring 2005

HESG: #1 small cap buyout prospect

Billion Dollar Blockbuster!

Greatest investment jackpot since…Viagra?!!

10 years ago, before Pfizer introduced Viagra, it was trading at $5. After Viagra’s launch, Pfizer jumped 10-fold.

Lesson? Nothing fuels a bio-medical stock faster than a major breakthrough — and the smaller the company, the better your leverage. And if a HUGE winner can boost a blue chip like Pfizer 10-fold, then a small cap like HESG can shoot up 20 or 30-fold.

Is history now repeating itself? This time Pfizer and the other drug giants are facing disaster as their $19 billion cholesterol-reducing statin drugs come under serious attack — and a small nutraceutical company, Health Sciences Group (HESG), launches the ultimate “Giant Killer” in four weeks.

HESG’s Sequestrol® is safe…natural…80% cheaper…clinically proven to cut cholesterol up to 30%…FDA-approved…available without a prescription…a best seller in Asia…and LIPITOR’S WORST NIGHTMARE.

Remember - Sequestrol’s launch is only four weeks away!

(Horizontally across bottom of page)

New from HESG

World’s first zero calorie natural sweetener. Targets

Sweet ‘n’ Low, Equal & Splenda! Page 8

New from HESG

HESG acquires ultra-powerful antioxidant from Cornell University.

New weapon against cancer & Alzheimer’s! Page 10

New from HESG

World’s best, non-surgical way to smooth wrinkles?

Affordable, too! Page 4

Our #1 Small-Cap Buyout Prospect!

Jay London, Publisher

Dear Investor

Every month, our staff at Superstock Investor checks out 20 – 30 companies as possible investment recommendations — with two or three usually being picked.  We’ve had some impressive winners, I ’m proud to say, and just last month one of our picks (Ionics) was acquired by GE for a very nice 78% gross profit.)

But a “nice” profit of course, is never good enough, and we ’re always searching for that rare investment that has everything: Maximum upside potential...minimal downside risk...already revenue- producing...PLUS there ’s something unique that makes you think, “WOW!”

“WOW” companies are about as rare as finding the oyster with a pearl inside, of course, but it DOES happen.  And one such company is featured in this special report: Health Sciences Group, Inc. (HESG).

There are a lot of reasons why we love this company, but one in particular makes it truly incredible. HESG owns the worldwide rights to a natural cholesterol-reducer that ’s already an overseas best-seller...is being introduced to the U.S. next month...and is poised to seize part of a $19 billion market that ’s up for grabs.

HESG ’s stock currently trades around a dollar, and its four-year revenue projection is absolutely phenomenal. So will it reach $400 million in four years?  I personally think so, or it will be acquired by one of the big cash-rich drug companies. Either way, early investors could make a LOT of money. All of which brings me back to Superstock Investor: How come WE discovered this company, and not someone else?

“Hot” stocks are never accidental

You may have read about our editors in Money Magazine, The New York Times, Barron ’s, USA Today, Fortune, Business Week or in dozens of other publications.

Why this recognition? Because our “calls” have, more often than not, been right on target. Overall in 2004, we outperformed the S&P by 533%on our open positions, and 176%on profits taken on closed positions.

Why so successful? Here’s a little secret: “Hot” stocks are never accidental. Keep in mind five things...

1.

Perfect timing is everything. HESG is in the right place at the right time.

2.

Look for troubled industries. You will always find young up-and-comers rushing in to fill the vacuum. HESG is a classic case.

3.

Where ’s the unique stroke of genius? In fact, HESG has exclusive worldwide rights to THREE potential gold mines.

4.

Great leaders make the difference. Spend an hour with HESG’s Fred E. Tannous and Bill Glaser and you’ll never forget them, I promise.

5.

A company MUST have existing revenue. “Pie in the sky” can be very captivating, but you’ve got to start with something solid.

Common sense?  Sure, but that’s the “secret ” of our success. And when you apply that formula to HESG, then you’ve got a company that’s about a “10” on the small cap Richter Scale — well, you get the picture.

HESG: A $20 stock still in the dollar range?

David vs. Goliath!

The attacks on Vioxx and  and growing fears about statin cholesterol-reducers (Lipitor, Zocor, Pravachol, etc.) are HUGE opportunities for early investors. If those cholesterol drugs get shot down, their $19 billion in sales will be up for grabs.

One of the biggest winners could be Health Sciences Group, Inc. (HESG) that just acquired exclusive worldwide rights to one of Asia’s top cholesterol-fighters. Sequestrol® is safe…natural…80% cheaper…clinically proven to cut cholesterol up to 30%…FDA-approved…available without a prescription…and becoming one of the world’s most lucrative nutraceutical brands.

By Jay London, Editor, Superstock Investor

Suppose you had bought $5 shares of Pfizer back in ‘94, before its Viagra was approved by the FDA. Your money would have grown 10-fold.

Not bad! But for something REALLY spectacular, see what happens when a small cap like HESG introduces a hot new breakthrough. Its shares could eventually multiply 10, 20 or 30-fold for early investors. The secret? Leverage.

Yes, such millionaire-makers are hard to find, but I’ve just discovered a company that could break every small cap record in the books. It’s Health Sciences Group, Inc. (HESG) — and this company is in the perfect position, at the perfect time, to slice off part of the richest pharmaceutical segment on earth — currently controlled by mega-drug giants like Pfizer and Merck.

And when you consider that HESG’s annual sales are $8.3 million…its overlooked stock trades in the dollar range…it projects $400 million in sales in four years (yes, believe it or not, $400 million) … AND the heavy action begins in four weeks — then serious investors should take note.

HESG: America’s Fastest-Growing Small-Cap?

The drug world is changing quickly, and two events could quickly turn Health Sciences Group (HESG) into a $400 million company.

1.

Americans are getting fatter and older and 37 million people have high levels of cholesterol. SIGNIFICANCE: Sequestrol is safe, affordable, natural, lowers cholesterol by up to 30% in a month and doesn’t need a prescription.

2.

A new industry — nutraceuticals — is rising as the drug giants stumble. These natural medicines ARE the future: They’re safer… more effective…and a LOT cheaper. (i.e. Sequestrol: Why spend $100 a month when you can get away with $20?) SIGNIFICANCE: HESG is introducing more FDA-approved, proprietary and patented nutraceutical products, in a shorter period of time, THAN POSSIBLY ANY OTHER COMPANY IN THE INDUSTRY.

When a $8 million-a-year (revenue) small cap is riding this kind of a demographic trend…when it has this kind of new product line-up…when its stock is trading in the area of a dollar — then the potential for wealth-creation is almost unlimited.

Remember the name, Health Sciences Group, Inc. You could well be seeing it on the covers of Business Week and Forbes in a year or two.

HESG ‘owns’ the Fountain of Youth!

Health Sciences Swiss Research product line will be introducing what is possibly the world’s most effective solution for smoothing out wrinkles and conditioning hair.

This is a proprietary nanoencapsulation technology, NanoEGF®, that permits an ultra-high permeability coefficient. In plain English, that means a very high penetration that every dermatologist knows is all-important.

Here’s something else with which dermatologists are very familiar:  Most personal-care products that offer anti-wrinkle EGF are near-useless. Why? EGF costs a fortune ($200,000 a gram) and each product usually contains about one-MILLIONTH of a gram — which makes EGF just a marketing gimmick with no value.

HESG will be launching a major breakthrough! Its Swiss Research family will consists of a dozen personal-care products to protect and nourish skin and hair, while reducing the effects of aging.

Turning $1,000 invested in HESG into $10,000, $20,000, $30,000…or more.

For most people, a “good” investment rises, say, 30% or 50% in a year. Not bad! But where to you find a MONSTER that multiplies your money many times over? In two places…

FIRST, natural resources: Let’s say your oil company finds a fantastic new field, or your gold company makes some incredible discovery. Well, lucky you! Unfortunately, the odds of this happening are worse than in a crooked casino.

SECOND, where big changes are taking place. i.e. Old technologies head for the scrap heap…their replacements take over…and everything turns upside-down. BIG opportunities.

But the second is all about “foresight,” not “luck.” (The way it is with natural resources.) And the trick is to find what’s going OUT…what’s coming IN…and be at the right place, at the right time, with the right company like HESG.

In this case, the pharmaceutical giants will be losing a mountain of business to a few companies like HESG. Sequestrol, especially, could be a huge winner.

After all, how many people with mid-levels of cholesterol would throw away a hundred dollars a month on Lipitor or some other statin — when it could harm them?

And why would anyone use some artificial “sweetener” when they can have the real thing with no calories — that’s tastes just like sugar, cooks like sugar, except it’s not sugar?

You likely missed pre-Viagra Pfizer — don’t miss your second chance with HESG!

HESG and the $19 billion opportunity

How on earth can Health Sciences Group — for that matter, any company — go from annual revenue of $8.3 million to $400 million in just four years?  And obviously, you can’t! It’s not possible…except under very, very special circumstances. But that’s what’s happening here.

Statin drugs are the world’s largest, most lucrative pharmaceutical goldmine. Annual sales are nearing $20 billion, and the profits are obscene.

Obscene? Look at the numbers…

Twelve million Americans currently take these drugs — plus millions of foreigners — each spending $1,100 a year. When you consider that a month’s supply of Lipitor, Zocor Pravachol, etc. cost just a few dollars to manufacture, you’re looking at billions and BILLIONS of dollars in net profits.

It’s the next best thing to your own legal mint.

The drug giants have richly profited from these and other drugs. Pfizer has revenues of $45 BILLION. Merck and Bristol-Myers Squibb are almost as large. Greedy? Arrogant? Read the new best seller, The Truth About The Drug Companies, by Marcia Angell. Suddenly Merck’s Vioxx fiasco seems almost inevitable.

But now the statins are being questioned — in The New York Times, Time, Newsweek, Consumer’s Report, Forbes, all the TV networks, etc. — and attacked in Congress. These drugs have two big problems …

• Statins are being linked to lower attention span and motor skills, muscle breakdown, kidney damage, bad interactions with ibuprofens, etc. A high FDA official even admitted that Crestor, another statin, was unsafe. Hearings are getting underway in Congress, and class-action lawyers are moving into action. Just like Vioxx, all over again. (And is Celebrex next?)

• Many users don’t NEED these expensive statin drugs. Apart from risking serious side effects, they’re also wasting hundreds of dollars a year per person. In fact, there are cheaper, safer, better ways to lower your cholesterol — a fact that the drug giants try to hide.

So how can HESG seize part of this $19 billion dollar gold mine?

The company has acquired exclusive worldwide rights to what could be the best FDA-approved natural cholesterol-reducer in existence that DOESN’T need a prescription. This nutraceutical product is already being used abroad, and is perfect for millions of high cholesterol Americans who don’t need risky, expensive chemical drugs — and wouldn’t mind saving almost a thousand dollars a year apiece.

This nutraceutical is already a best-seller overseas…will be called Sequestrol in the U.S.…will be available in four weeks… and early HESG investors could make a TON of money.

The $19 Billion Cholesterol Market

HESG has secured the worldwide rights to Sequestrol technology outside of Korea. How big can this become?

• 12 million Americans take increasingly discredited statin drugs. Where will users turn if they want something different? Their choice: Stick to a rigorous low-fat diet and take plenty of exercise (which most people won’t do) OR take affordable Sequestrol. If just 5% switch to Sequestrol, that would generate annual sales for HESG of $150 million.

• 20 million Americans should be taking something to lower their cholesterol but they’re NOT. If only 2% follow the overseas practice and take this preventative nutraceutical, Sequestrol would produce another $150 million for HESG.

• Worldwide sales? HESG is targeting Asia and Europe for licensing agreements and joint ventures. Net annual revenue after four years: Early studies indicate an annual revenue after four years of $70 million.

• Bulk sales. Foreign food manufacturers are now adding this product to their ingredients, creating a significant selling point. (“Fight cholesterol while you eat!”) Huge potential in the U.S. Market research estimates annual revenue after four years exceeding $70 million.

Total annual sales projected for Sequestrol within four years: $400 million — but that could quickly jump to a BILLION. And that’s just for one of HESG’s new products.

Why millions of people abroad love this powerful cholesterol fighter

Nutritional doctors know that a daily intake of certain low fat foods quickly lowers your cholesterol by 20% - 30%.

But what if you’re not a vegetarian or low-fat fanatic? What if you love eating your steaks and/or other favorites? Then what?!!  In fact, many people in other countries “have their cake and eat it, too.”

They’ve got the option of taking a natural cholesterol-reducer in a capsule or as an added ingredient cooked into their food. This way, they can eat not-so-healthy foods if they choose, cheat on their exercise and still keep their cholesterol down.

So why is Sequestrol going to be such a big deal in the U.S.?

FIRST, it’s an odorless/tasteless powder that comes from seaweed and kelp, using a patented extraction and purification process. (And it’s full scientific name is Low Molecular Weight Polymannuronate.) Sequestrol is also used as a cholesterol-lowering additive in baked goods and other food products. The more you eat, the more you cut your cholesterol.

So why would anyone with elevated levels of cholesterol spend an average of $1,100 a year for Lipitor, Zocor or Pravachol? Why risk the side effects?

For most people it makes no sense. They can get roughly the same benefits from HESG’s Sequestrol that’s risk-free and 80% cheaper. For the drug giants, this is terrible. And if you were Pfizer, let’s say, and you’ve been milking your cash cow for $10 billion a year — this is the kind of nightmare that would wake them up screaming!

HESG’s spectacular drug buster is expected to start rolling out in about four weeks to such stores as GNC, Eckerd Drugs, Rite Aid, CVS, super-market chains and elsewhere. For the first time, millions of people will be given a fresh option.

They WON’T have to waste their money any more…they WON’T have to risk their health…they WON’T have to go to Canada…and they DON’T need a prescription.

And if they’re early investors in HESG, they could make a lot of money!

HESG’s secret weapon: The nutraceutical revolution.

Nutraceuticals are one of the great business trends of our time and a colossal wealth-creator. Thousands of people are now each in the process of making millions of dollars.

Nutraceuticals? These are the natural supplements and medications that offer added health benefits to our diet. By turning foods and drink into health-enhancers, they become medicines in themselves AND ARE THE SINGLE GREATEST THREAT TO THE ENTRENCHED DRUG INDUSTRY. Nutraceuticals are now a $60 billion dollar industry, and growing fast.

Two years ago, two business visionaries, Bill Glaser and Fred E. Tannous, moved into this field by merging two smaller companies to form one publicly-traded entity, Health Sciences Group, Inc. (HESG) Their business plan was based on three objectives:

• Search for new, overlooked technologies in the nutraceutical field and acquire the exclusive worldwide rights.

• Apply those technologies to large markets currently dominated by old technologies. Go after the sitting ducks!

• Focus entirely on R&D and marketing, while contracting out the manufacturing. (A notorious asset-waster.)

Since then, HESG has been picking up new technologies from a variety of sources — especially with a Korean biotechnology company and Cornell University. Working with the University of Massachusetts, Texas A&M, Tokyo University and five Korean universities, this Korean company’s founding scientists are turning advanced biochemical research into marketable products.

This is how Sequestrol was born, now covered by eight patents and patents-pending worldwide. But why would this Korean company approach HESG to market their product — instead of some other larger company? For that matter, why did other recent acquisitions choose HESG? For good reasons…

Glaser and Tannous specialize in maximizing new product breakthroughs. Just as important, industry analysts expect HESG to become very big, with its stock increasing perhaps 10, 20, 30-fold. For any group selling its technology, this kind of return is as good as it gets.

Meanwhile, HESG has picked up another technology and potential goldmine.

New Product Launch Dates

HESG will be introducing an unprecedented line-up of new products throughout 2005.

• Shugr

12/15/04

• Sequestrol

2/1/05

• Calorie Minus & Slim Support

3/5/05

• Swiss Research Skin care products

4/15/05

• Cell Source AM & PM (Arthritis pain relief)

5/25/05

• Aplevia

6/20/05

• T-Cell 90 (Immune booster)

8/15/05

• Co-Care

10/15/05

More products coming, to be announced later.

10 Urgent Reasons to Buy HESG

Could Health Sciences Group reach $4-$6 in 12 months, $20 within three years?  Count the reasons….

Statin drugs are being hammered in the media…people are getting scared…which opens the door to Sequestrol. Bad publicity for them, but great for HESG.

HESG’s non-prescription cholesterol-reducer is already a hot seller abroad and now approved by the FDA for this country.

3. Why pay $100 a month for a statin drug if Sequestrol offers the same benefits for around $20? Why take something risky when you can take a NO-risk equivalent? HESG should have a HUGE best-seller — and think what that could do to the stock!

4. Ride the demographic trends: People are getting fatter…their cholesterol is rising…and they need something. HESG’s Sequestrol is cheaper, safer and more effective. The right product at the right time.

5. HESG’s Shugr beats Splenda, Seet ‘n’ Low, Equal.  World’s first 0 calorie natural sweetener and the perfect substitute for sugar.  Ideal for cooking.

6. Every woman knows that most anti-aging skincare products have little value — confirmed in consumer test labs. In contrast, HESG’s new Swiss Research brand wrinkle-smoothing creams DO work, thanks to its proprietary nanoencapsulation technology.

7. HESG’s new ultra-potent antioxidant technology from Cornell University could be a major weapon against deadly free radicals and could potentially treat cancer and Alzheimer’s.

8. HESG has acquired nutraceutical technologies to help with improved joint mobility, immune deficiency and weight reduction. Any of these discoveries could be a major winner — and a BIG revenue generator.

9. World’s first hybrid remedies that combine over-the-counter pharmaceutical medications with natural homeopathic treatments. HESG has four exclusive worldwide patents on CoCare®, with three others pending, and NO OTHER COMPANY CAN TOUCH IT!

10. Will HESG investors receive a double — or triple or quadruple — windfall?  Quite possibly! The company’s management is already in the early planning stage of spinning off one or more product lines as separate companies, giving HESG shareholders a healthy chunk of the equity.

Don’t Wait…..Act Now!  Call 1-888-889-0888

HESG’s Shugr: World’s first zero calorie natural sweetener

Obesity is a major a health crisis…sugar accounts for 20% of our calories — so why aren’t more zero calorie sweeteners used in pies, cakes, candy, snacks, etc.? Because Sweet ‘n’ Low, Equal and Splenda can’t be used for cooking. Chefs won’t touch the stuff because those fake sweeteners just don’t work.

But I have just tried a new zero-calorie sweetener from HESG that’s indistinguishable from sugar. Shugr (its name) has full patent-pending protection and it changes everything.

• Made from all-natural ingredients — world’s first all-natural, zero-calorie sweetener.

• Tastes and cooks just like sugar. No after-taste. (Unlike Equal, Splenda and Sweet ‘n’ Low.) FIRST TIME EVER!

• 100% tooth-friendly — can’t cause cavities. (Unlike Splenda.)

• Safe, healthy and fully prebiotic. (Can’t say that for the other sweeteners.)

• Safe for diabetics and FDA-approved.

• First zero calorie sweetener that CAN be used for cooking. Chefs are ecstatic!

The implications are mind-boggling: You can feast on candy and dessert WITHOUT watching your sugar calories. And all those breakfast cereals loaded with sugar that kids love? Let ‘em eat it! The commercial potential is almost unlimited…

• Bulk sales to the food industry will boom, as only Shugr cooks and tastes just like sugar. NO COMPETITION! $2 billion market.

• Retail and fast food sales are almost unlimited. $1.5 billion market.

• New generation of ‘Weight-Watcher’-type foods. $200 million market.

Patent-protected Shugr is 100% owned by Health Sciences Group, and was launched in Dec. ‘04. Estimated annual revenue in four years: $70 million. (This projection is climbing by the month.)

GENIUS

HESG invents a new market:

OTC drugs + natural remedies = CoCare®

-and HESG has full worldwide proprietary ownership of this potential billion dollar market.

Health Sciences Groups, Inc. will make medical history in the fall of ‘05 with the introduction of its trail-blazing line of CoCare products for relief of colds and flu…cough suppression…migraine headaches…arthritis…acid reflux…urinary tract infection…and cardiac protection.

Here’s the really big news.

Until now, non-prescription medicines have either been over-the-counter (OTC) medications OR homeopathic or natural (herbal) remedies. One or the other…take your pick.

But now for the first time, HESG will combine traditional OTCs with the natural remedies in a single product to treat these common problems. These hybrid products will offer many benefits.

• ‘Bundling’ means greater convenience. For example, consumers seeking arthritic relief had to purchase acetaminophen and glucosamine separately. Now they’ll come together in one capsule — saving consumers the need to purchase a myriad of different products.

• ‘Bundling is safer.’ When taken together, the right balance between OTC and homeopathic medications is critically important — and the wrong balance can be dangerous. For the first time, CoCare will blend the right mix.

•  ‘Bundling’ cuts down on dangerous bathroom cabinet clutter. Too many bottles for too many brands of pills…and the result? Tens of thousands of people are sickened every year — and occasionally die — by the adverse interaction between medicines. CoCare will go a long way towards solving this problem.

• Best of both worlds. OTC medications offer certain advantages, as do natural remedies, but many people take one or the other. But TOGETHER, both can offer a total treatment that’s greater than individual parts. Soon, for the first time, HESG will bring them together.

• Greater affordable health for millions of people by combining the advances of science with natural remedies.

CoCare will allow Health Sciences Group, Inc. to expand the reach of nutraceuticals into the mass market by combining them with the ubiquitous OTC drugs. This could be a brand-new BILLION DOLLAR MARKET.

It could also be spun-off as a separate company — or become a lucrative joint venture with a major pharmaceutical company — further enriching HESG shareholders.

Call Toll-Free...Learn More!

The CoCare breakthrough, all by itself, could turn HESG into a drug giant. Call toll-free 1-888-889-0888 for the full story.

Sequestrol’s impressive clinical trials

HESG has a winner!

In one typical clinical study conducted on 57 patients, 3g/day of Sequestrol was administered orally without restricting food intake or altering the normal diet. After 30 days, the cholesterol level in all patients had decreased by at least 22.7%. Many reached those levels within 15 days.

In another clinical trial with HESG’s drug buster, the LDL-cholesterol level ("bad cholesterol") was lowered by 59% in the serum and by 74% in the liver — while the HDL-cholesterol level ("good cholesterol") increased by 4.6 times in the serum and 1.2 times in the liver. In the same study, the triglyceride level decreased by 42% in the serum and by 48% in the liver.

Can any other natural cholesterol-reducing product match these extraordinary numbers for HESG’s Sequestrol?

World’s Most Powerful Antioxidant?

On Nov. 23 ’04 HESG acquired exclusive worldwide rights to a significant nutraceutical breakthrough from Cornell University.

Medical researchers at Cornell University, in New York, have discovered what could be a potent new weapon against Alzheimer’s and cancer.

This clinically proven technology uses a proprietary process to extract and preserve the phytochemical content found in apple peels. Significance? The high-oxidant powder that comes from apple peels — and only the peels and only from apples! — can stop the damage caused by free radicals, a prime cause of cancer and Alzheimer’s. This latter condition affects 4.5 million people in the U.S.

In studies conducted at Cornell, researchers show that brain cells treated with the apple antioxidants had significantly less damage than those treated with vitamin C or not exposed to antioxidants, according to C.Y. Lee, Professor and Chairman of the Department of Food Science & Technology.

HESG will be using the powder as a nutraceutical ingredient and supplement in cereals, sauces, granola and energy bars, etc. This apple peel powder will be offered for sale in January ’05 as a branded product. It will eventually be available worldwide.

As an added commercial incentive, apple peels are currently regarded as a waste product. Thus the cost of the raw material to make this powder is near-zero. Bottom line? HUGE POTENTIAL GROSS PROFITS FOR HESG.

… meanwhile more HESG products are coming.

Sequestrol and Shugr are just part of the story. More new products will be introduced during ’05. They include…

• Calorie Minus®. Chewable tablets. Blocks 28% of the fat from a meal. ($900 million market)

• Swiss Diet Weight Loss Formula®. Cuts sugar cravings. Blocks carbohydrates. Reduces body fat. ($3 billion market.)

• Cell Source® Provides joint relief and flexibility for people with rheumatoid and osteoarthritis. ($4 billion market.)

• T-Cell 90®. Advanced oxyengenic formula to fight viral infections and compromised immune functions. ($2.7 billion market.)

• Skin care and anti-aging. Possibly the world’s most effective products for smoothing out wrinkles and conditioning hair — from HESG’s Swiss Research brand.

Each of these finished products only use FDA-approved ingredients, and are powered by HESG proprietary nutraceuticals. Each of them offers unique consumer benefits, and each has the potential to be a $100 million-a-year revenue-producer entirely on its own.

Finally, there’s the “spin-off” potential. If highly successful products become separate companies, then HESG shareholders could reap an extra windfall.

Better hurry…the clock is ticking.

The question is not whether HESG makes a great investment — it certainly does — but how great? And the answer depends partly on your timing.

The stock currently trades in the dollar range PRIOR to (1) Sequestrol’s official launch in four weeks…(2) Shugr’s advertising campaign starting in early February…(3) further new product introductions beginning in March and continuing on an approximate five week cycle…and (4) an aggressive PR campaign starting with Sequestrol’s launch to spread this amazing story from coast to coast.

So it all comes down to leverage.

Elsewhere in this special report, we speculate whether $1,000 invested in HESG could grow to $10,000, $20,000, $30,000…or more. But that partly depends on your timing.

A dollar stock reaching $30 is a 30-fold increase. But if you invest at $2, your leverage is only half as great unless the price reaches $60. (Not likely in the coming 24 months.) Thus your chance of turning $1,000 into $30,000 is only half as great.

My advice? Absorb this information…do your own independent research…consider all the new products…consider HESG’s potential downside at the current price, against it’s upside…then if you feel comfortable, BUY NOW!

Just move fast. The clock is ticking!

$400 million in annual revenue in four years?

A strong “YES!” for 10 reasons…

Nutraceuticals are the world’s hottest bio-medical trend. HESG is in the right place, at the right time.

HESG carefully picks the new brand-leaders. It matches new technologies against established products that are now dated and vulnerable. i.e. Sequestrol vs. the statins. Shugr vs. the artificial sweeteners.

HESG is acquiring partners and strategic alliances across Asia and Europe — companies with proven R&D to develop new products, and other relationships with established sales networks. Essential for fast growth.

HESG focuses on its strengths — technology and marketing — and doesn’t get side-tracked. It farms out all manufacturing.

Rich pipeline of new products with new launchings planned for an average of EVERY FIVE WEEKS through most of ‘05!

CoCare is coming in Oct. ’05, combining OTC drugs with natural remedies.  This potential billion dollar market was developed and is owned by HESG.

HESG has an outstanding management team led by CEO Fred E. Tannous and President Bill Glaser. These guys are moving fast, and snapping up new products and technologies at the earliest stage, for the best possible price.

HESG has completed its repositioning of strategic assets. The permanent infrastructure to support annual revenue of $400 is now in place. FULL SPEED AHEAD!

New distribution channels are being readied to move HESG products: Stores like GNC, Eckerd Drugs, Rite Aid, CVS, super market chains.

Sequestrol and Shugr will become household names — along with other new HESG products — and you’ll soon be hearing/seeing/reading about them all over the media. Major investment implications!  The more these products get used and talked about…means the more HESG gets noticed…means the more some people will want to invest. Investors are attracted to ACTION and this company is going to be very, very high profile.

Will HESG’s stock reach $4-$6 in 12 months…$20 within three years?  A good bet! Great things can happen if a company’s revenue surges 40-fold four years.

Spin-Off Heaven!

Two ways investors could benefit from HESG:

• They can invest in HESG and perhaps watch their stock multiply many times over, as its products gain market share. Can HESG really grow by 10, 20, 30-fold in a year or two? Time will tell but, certainly, the potential is there.

• They can further benefit from corporate spin-offs, which is a part of Glaser and Tannous’ long-term strategy. If — and we repeat, if — these new nutraceutical product lines are highly successful, then everyone would benefit from HESG spawning new public companies, especially shareholders!

All of which is another good reason to invest in Health Sciences Group…and do it quickly.

Birth of a Giant?

Have you noticed? Most CEOs treat their shareholders like farmers grow mushrooms: Best kept in the dark.

Bad news is buried … significant information is kept to the legal minimum … and many CEOs treat their PUBLIC companies as private feeding troughs.

HESG’s co-founders, Chairman Fred E. Tannous and President Bill Glaser, see things differently — which is another reason why their company could break all growth records. Specifically…

• HESG will stay lean and productive. No frills + no waste = means even more funds for faster growth.

• HESG’s R&D lab, under Dr. Daniel Gelber, is churning out exciting new products — with a new launch every five weeks!

• HESG will kick off a coast-to-coast PR blitz. After all, the more people talk about HESG, the likelier they’ll also invest.

Want to learn more about this amazing company and keep up to date on new developments? Call toll-free 1-888-889-0888 for “the rest of the story.”

IMPORTANT NOTICE AND DISCLAIMER:T his featured company sponsored advertising issue of Superstock Investor does not purport to provide an analysis of any company ’s financial position, operations or prospects and this is not to be construed as a recommendation by Superstock Investor or an offer or solicitation to buy or sell any security. Health Science Group (“HSEG”), the company featured in this issue, paid for this issue and distribution as part of HESG’s efforts to provide greater public awareness for the Company.  HESG’s management has approved and signed off as “approved for public dissemination” all statements made herein regarding HESG history, assets, technologies, current as well as prospective business operations and industry information. Although the information contained in this advertisement is believed to be reliable, Superstock Investor makes no warranties as to the accuracy of any of the content herein and accepts no liability for how readers may choose to utilize the content. Superstock Investor is not offering securities for sale. An offer to buy or sell can be made only with accompanying disclosure documents and only in the states and provinces for which they are approved. Many states have established rules requiring the approval of a security by a state security administrator. Check with http://www.nasaa.org or call your state security administrator to determine whether a particular security is licensed for sale in your state.  Many companies have information filed with state securities regulators and many will supply investors with additional information on request. Readers should perform their own due-diligence, including consulting with a licensed, qualified investment professional or analyst. Further, readers are strongly urged to independently verify all statements made in this advertisement and perform extensive due diligence on this or any other advertised company. Capital Financial Media (“CFM”) has received and managed a total production budget of three hundred and fifteen thousand dollars for this print advertising effort and will retain any amounts over and above the cost of production, copywriting services, mailing and other distribution expenses, as a fee for its services. Superstock Investor also expects to receive new subscriber revenue as a result of this advertising effort. In addition, as compensation, CFM will receive from HESG an option to purchase one hundred and fifty thousand shares of HESG common stock at an exercise price of eighty six cents per share and an option to purchase an additional one hundred and fifty thousand shares of HESG common stock at an exercise price of one dollar and seventy two cents per share. Readers should understand that thinly traded microcap companies like HESG, can have their share prices adversely affected by the sale of these shares.*More information can be received from HESG’s investor relations firm.  Further, specific financial information, filings and disclosures as well as general investor information about publicly traded companies like HESG, advice to investors and other investor resources are available at the Securities and Exchange Commission website www.sec.gov and www.nasd.com.  Any investment should be made only after consulting with a qualified investment advisor and after reviewing the publicly available financial statements of and other information about the company and verifying that the investment is appropriate and suitable. Investing in HESG securities is highly speculative and carries a great deal of risk. Any shareholder of HESG may lose up to 100%of his or her investment. The information contained herein contains forward-looking information within the meaning of section 27a of the Securities Act of 1993, as amended, and section 21e of the Securities Exchange Act of 1934,as amended, including statements regarding expected growth of the featured company. In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act, HESG notes that statements contained herein that look forward in time, which include everything other than historical information, involve risks and uncertainties that may affect the Company ’s actual results of operations. Factors that could cause actual results to differ include the Company ’s ability to fund its capital requirements in the near term and in the long term; pricing pressures; technology issues, etc. (...continued on page 14)

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Back Cover

America ’s Fastest-Growing Bio-Med Small-Cap?

40-fold sales growth in four years? Here ’s the

incredible HESG story —this company is HOT!

• New non-prescription cholesterol-reducer. Safer, cheaper than Lipitor!

• HESG Launches . First zero-calorie natural sweetener. Beats Splenda!

• New affordable anti-aging technology.

• HESG’s new market breakthrough: OTC drugs +natural remedies.

• World’s most powerful antioxidant? Acquired from Cornell University!

• …and still more amazing new products coming this year!

See astonishing details inside …